UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
August 9, 2017

GUARANTY BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)
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Texas	001-38087	75-1656431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 South Jefferson Avenue
Mount Pleasant, Texas 75455
(Address of principal executive offices) (Zip code)

(903) 572 - 9881
Registrant’s telephone number, including area code:

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 9, 2017, the Board of Directors of Guaranty Bancshares, Inc. (the “Company”) voted to increase the size of the Board by one and appointed Molly Curl to fill the new directorship. She will serve as a Class III director, with her initial term expiring at the 2018 meeting of the shareholders. Ms. Curl has more than 40 years of experience in the areas of organization, compliance, loan review, loan servicing, policy development, budgeting and capital strategic planning in the financial services industry. She currently serves as a consultant in the financial services industry following her retirement in July 2017 from Grant Thornton LLP, an independent audit, tax and advisory firm, where she had served as a partner in the Bank Advisory and Regulatory Consulting group since 2010. Ms. Curl began her career as a bank examiner with the Office of the Comptroller of the Currency in 1975, where she served for approximately nine years, before then joining Grant Thornton LLP in the financial services group in 1985. She left Grant Thornton LLP in 1994 to take a senior management position at a Dallas-based financial institution, where she oversaw loan review, regulatory compliance and internal audit for 16 years, before rejoining Grant Thornton LLP in 2010. Ms. Curl currently serves on the Finance Commission of Texas, a position to which she was appointed in 2016 for a six year term. The Finance Commission oversees the Texas Department of Banking, the Department of Savings and Mortgage Lending, and the Office of the Consumer Credit Commissioner, and is the primary point of accountability for ensuring that state depository and lending institutions function as a system. Ms. Curl is a graduate of John Carroll University, B.S.B.A. Finance, 1975. She is also licensed by the State of Texas as a certified public accountant and is a member of the American Institute of Certified Public Accountants.
In addition to serving as a member of the Board, Ms. Curl will serve on the Company’s Audit Committee. She will receive fees for her service as a director consistent with those fees received by the existing directors for service as a director of the Company. Ms. Curl was appointed to the Company’s Board of Directors at the volition of the directors and not pursuant to any arrangement or understanding between her and any other person. A copy of the press release announcing Ms. Curl’s appointment is attached as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
The following is furnished as an exhibit to this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit
Exhibit 99.1	Press Release dated August 9, 2017 announcing appointment of Molly Curl to Board of Directors of the Company

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated: August 9, 2017
GUARANTY BANCSHARES, INC.
By:     /s/ Tyson T. Abston
Tyson T. Abston
Chairman of the Board and
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
Exhibit 99.1	Press Release dated August 9, 2017 announcing appointment of Molly Curl to Board of Directors of the Company